Exhibit 99.1

Teladoc Announces First Quarter 2018 Results

1Q 2018 Revenue of $89.6 million, growth of 109%

Total Paid Membership of 20.8 million, growth of 41%

1Q 2018 Total Visits of 606,000, growth of 57%

PURCHASE, NY, May 1, 2018 — Teladoc, Inc. (NYSE:TDOC), the undisputed leader in telehealth, today announced results for the first-quarter ended March 31, 2018.

“Teladoc is off to an excellent start in 2018, posting strong first quarter results across all key financial and operating metrics.  I’m very pleased with our performance during the intense 2018 flu season, providing yet another proof point for the inevitability of virtual care as a critical component of the healthcare system,” said Jason Gorevic, Teladoc’s chief executive officer.  “I’m more encouraged than ever by the tremendous market response to Teladoc’s comprehensive virtual care platform, further validating our multi-dimensional growth strategy.”

Financial Performance for the First Quarter Ended March 31, 2018

All comparisons are to the first quarter ended March 31, 2017. Organic growth figures are calculated removing the  effect of the July 14, 2017 acquisition of Best Doctors.

•	Total revenue was $89.6 million for the first quarter 2018, compared to $42.9 million, an increase of 109% . Organic revenue growth was 47%.
o	Revenue from Subscription Access Fees was $71.7 million for the first quarter 2018 compared to $34.3 million an increase of 109%.
▪

Revenue from U.S. Subscription Access Fees for the first quarter 2018 was $61.0 million, compared to $34.3 million, an increase of 78%. Organic US Subscription Access Fee revenue growth for the first quarter 2018 compared to the same period last year was 37%.

▪	Revenue from International Subscription Access Fees for the first quarter 2018 was $10.7 million compared to none in 2017.

o	Revenue from Visits was $17.9 million for the first quarter 2018 compared to $8.6 million, an increase of 109%.
▪	Revenue from General Medical Visits (including dermatology and behavioral health) was $16.3 million for the first quarter 2018 compared to $8.6 million in the first quarter in 2017.
▪	Revenue from Other Specialty Visits (principally expert medical opinions) was $1.6 million for the first quarter 2018 compared to none in 2017.

•	Total visits from U.S. Paid Membership was 554,000 for the first quarter 2018 compared to 385,000 an increase of 44%.
o

Paid visits totaled 298,000 or 54% as a percentage of total visits from US paid membership in the first quarter 2018 compared to 217,000 paid visits, or 56% as a percentage of total visits in the first quarter of 2017.

•	Total visits from U.S. Visit Fee Only Access, which was launched on January 1, 2018, was 51,000.
•

Total U.S. paid membership was 20.8 million, an increase of 41% compared to the first quarter 2017 U.S. paid membership of 14.8 million (adjusted for 5.4 million Aetna and Amerigroup lives). Organic U.S. paid membership growth for the first quarter 2018 compared to the same period last year was 27%.

•	Total U.S. Visit Fee Only access, which was launched on January 1, 2018 was available to 9.5 million individuals.
•	Gross profit was 70.0% for first quarter 2018 compared to 71.7% in the first quarter of 2017.

•	Net loss was $23.9 million for the first quarter 2018 compared to $15.7 million in the first quarter 2017.
•	Net loss per basic and diluted share was $0.39 for first quarter 2018 compared to a first quarter 2017 net loss per share of $0.30.
•	EBITDA was a loss of $10.8 million for first quarter 2018 compared to a loss of $12.2 million in the first quarter of 2017.
•	Adjusted EBITDA improved to a loss of $1.4 million for first quarter 2018 compared to a loss of $9.1 million in the first quarter of 2017.

A reconciliation of generally accepted accounting principles (“GAAP”) in the United States to non-GAAP results has been provided in this press release in the accompanying tables. An explanation of these measures is also included below under the heading “Non-GAAP Financial Measures”.

Business Outlook

Second Quarter 2018 Guidance: Revenue for the second quarter 2018 is expected to be in the range of $86 million to $87 million. EBITDA is expected to be in the range of a loss of $8 million to a loss of $9 million. Adjusted EBITDA is expected to be in the range of $1.5 million to $2.5 million. Total U.S. paid membership is expected to total approximately 20.8 million to 21.0 million and visit fee only access are expected to total between of 18 million to 18.5 million individuals at June 30, 2018. Total visits are projected to be between 450,000 and 500,000. Second quarter net loss per share, based on 62.6 million weighted average shares outstanding, is expected to be between $(0.35) and $(0.37).

Full Year 2018 Guidance: Revenue for 2018 is expected to be in the range of $350 million to $360 million. EBITDA is expected to be in the range of a loss of $27 million to $30 million.  Adjusted EBITDA is expected to be positive in the range of $7 million to $10 million. Total U.S. paid membership is expected to be approximately 22 million to 24 million, plus visit fee only access should be available to approximately 19 million individuals. Total visits are projected to be between 1.9 million to 2.0 million visits. Net loss per share, based on 62.8 million weighted average shares outstanding, is expected to be between $(1.36) and $(1.41).

Quarterly Conference Call

The first quarter 2018 earnings conference call and webcast will be held Tuesday May 1, 2018 at 5:00 p.m. ET. The conference call can be accessed by dialing 1-833-241-4255 for U.S. participants, or 1-647-689-4206 for international participants, and including the following Conference ID Number: 6993917 to expedite caller registration; or via a live audio webcast available online at http://ir.teladoc.com/news-and-events/events-and-presentations/. A webcast replay will be available for on-demand listening shortly after the completion of the call at the same web link.

About Teladoc, Inc.

Teladoc, Inc. (NYSE:TDOC) is the largest and most trusted telehealth provider in the world. Recognized by MIT Technology Review as one of the “50 Smartest Companies”, Teladoc is forging a new healthcare experience with better convenience, outcomes and value. The company provides virtual access to high quality care and expertise, with a portfolio of services and solutions covering 450 medical subspecialties from non-urgent, episodic needs like flu and upper respiratory infections, to chronic, complicated medical conditions like cancer and congestive heart failure. By marrying the latest in data and analytics with its award-winning user experience and highly flexible technology platform, Teladoc has delivered millions of medical visits to patients around the globe. For additional information, please visit www.teladoc.com.

Cautionary Note Regarding Forward-Looking Statements

This press release contains “forward-looking statements” within the meaning of the safe harbor provisions of the U.S. Private Securities Litigation Reform Act of 1995. Forward-looking statements can be identified by words such as: “anticipate,” “intend,” “plan,” “believe,” “project,” “estimate,” “expect,” “may,” “should,” “will” and similar references to future periods. Examples of forward-looking statements include, among others, statements we make regarding future revenues, future earnings, future numbers of members or clients, litigation outcomes, regulatory developments, market developments, new products and growth strategies, and the effects of any of the foregoing on our future results of operations or financial conditions.

Forward-looking statements are neither historical facts nor assurances of future performance. Instead, they are based only on our current beliefs, expectations and assumptions regarding the future of our business, future plans and strategies, projections, anticipated events and trends, the economy and other future conditions. Because forward-looking statements relate to the future, they are subject to inherent uncertainties, risks and changes in circumstances that are difficult to predict and many of which are outside of our control. Our actual results and financial condition may differ materially from those indicated in the forward-looking statements. Important factors that could cause our actual results and financial condition to differ materially from those indicated in the forward-looking statements include, among others, the following: (i) changes in laws and regulations applicable to our business model; (ii) changes in market conditions and receptivity to our services and offerings; (iii) results of litigation; (iv) the loss of one or more key clients; and (v) changes to our abilities to recruit and retain qualified providers into our network. For a detailed discussion of the risk factors that could affect our actual results, please refer to the risk factors identified in our SEC reports, including, but not limited to our Annual Report on Form 10-K and Quarterly Reports on Form 10-Q, as filed with the SEC.

Any forward-looking statement made by us in this press release is based only on information currently available to us and speaks only as of the date on which it is made. We undertake no obligation to publicly update any forward-looking statement, whether written or oral, that may be made from time to time, whether as a result of new information, future developments or otherwise.

CONSOLIDATED BALANCE SHEETS

(In thousands, except share and per share data, unaudited)

	March 31,	December 31,
	2018	2017

Assets
Current assets:
Cash and cash equivalents	$65,179	$42,817
Short-term investments	54,555	79,489
Accounts receivable, net of allowance of $3,093 and $2,422, respectively	30,701	27,094
Prepaid expenses and other current assets	6,497	6,839
Total current assets	156,932	156,239
Property and equipment, net	7,995	8,963
Goodwill	498,277	498,520
Intangible assets, net	153,493	159,811
Other assets	827	858
Total assets	$817,524	$824,391
Liabilities and stockholders’ equity
Current liabilities:
Accounts payable	$3,290	$3,884
Accrued expenses and other current liabilities	21,498	19,357
Accrued compensation	13,024	17,089
Total current liabilities	37,812	40,330
Other liabilities	6,154	4,882
Deferred taxes	12,258	12,906
Convertible senior notes, net	210,432	207,370
Commitments and contingencies
Stockholders’ equity:
Common stock, $0.001 par value; 100,000,000 shares as of March 31, 2018 and December 31, 2017; 62,280,205 shares and 61,534,101 shares issued and outstanding as of March 31, 2018 and December 31, 2017, respectively	62	61
Additional paid-in capital	882,804	866,330
Accumulated deficit	(335,439)	(311,577)
Accumulated other comprehensive income	3,441	4,089
Total stockholders’ equity	550,868	558,903
Total liabilities and stockholders’ equity	$817,524	$824,391

CONSOLIDATED STATEMENTS OF OPERATIONS

(In thousands, except share and per share data, unaudited)

	Quarters Ended March 31,
	2018	2017
Revenue	$89,644	$42,898
Cost of revenue	26,856	12,139
Gross profit	62,788	30,759
Operating expenses:
Advertising and marketing	20,325	12,616
Sales	13,783	7,988
Technology and development	12,904	6,512
Legal	481	343
Regulatory	564	1,007
Acquisition and integration related costs	1,569	—
General and administrative	24,001	14,488
Depreciation and amortization	8,253	2,607
Loss from operations	(19,092)	(14,802)
Interest expense, net	4,873	702
Net loss before taxes	(23,965)	(15,504)
Income tax (benefit) provision	(103)	150
Net loss	$(23,862)	$(15,654)
Net loss per share, basic and diluted	$(0.39)	$(0.30)

Weighted-average shares used to compute basic and diluted net loss per share	61,797,762	52,192,859

CONSOLIDATED STATEMENTS OF CASH FLOWS

(In thousands, unaudited)

	Three Months Ended March 31,
	2018	2017
Cash flows used in operating activities:
Net loss	$(23,862)	$(15,654)
Adjustments to reconcile net loss to net cash used in operating activities:
Depreciation and amortization	8,253	2,607
Allowance for doubtful accounts	1,148	306
Stock-based compensation	7,832	3,097
Deferred income taxes	(585)	150
Accretion of interest	3,018	(18)
Changes in operating assets and liabilities:
Accounts receivable	(4,738)	(1,809)
Prepaid expenses and other current assets	599	(430)
Other assets	31	(9)
Accounts payable	(533)	(287)
Accrued expenses and other current liabilities	1,836	966
Accrued compensation	(7,917)	(1,921)
Other liabilities	1,047	495
Net cash used in operating activities	(13,871)	(12,507)
Cash flows provided by (used in) investing activities:
Purchase of property and equipment	(557)	(620)
Purchase of internal-use software	(471)	(152)
Purchase of marketable securities	—	(34,957)
Proceeds from marketable securities	25,000	14,740
Net cash provided by (used in) investing activities	23,972	(20,989)
Cash flows provided by financing activities:
Net proceeds from the exercise of stock options	8,643	1,195
Repayment of debt	—	(2,000)
Proceeds from issuance of common stock	—	123,928
Proceeds from cash received for withholding taxes on stock-based compensation, net	3,555	306
Net cash provided by financing activities	12,198	123,429
Net increase in cash and cash equivalents	22,299	89,933
Foreign exchange difference	63	—
Cash and cash equivalents at beginning of the period	42,817	50,015
Cash and cash equivalents at end of the period	$65,179	$139,948

Income taxes paid	$52	$994

Interest paid	$2	$2,387

Operating Metrics

(In million, except for visits, unaudited)

						Year Over
	Actual	Actual	Actual	Actual	Actual	Year
	1Q18	4Q17	3Q17	2Q17	1Q17	Increase
Total Revenue	$89.6	$77.1	$68.6	$44.6	$42.9	109%
Subscription Access Fee Revenue	$71.7	$65.4	$60.3	$37.5	$34.3	109%
U.S Subscription Access Fee Revenue	$61.0	$55.4	$52.0	$37.5	$34.3	78%
International Subscription Access Fee Revenue	$10.7	$10.0	$8.4	$—	$—	0%
Visit Revenue	$17.9	$11.8	$8.3	$7.1	$8.6	109%
General Medical Visit Revenue	$16.3	$10.7	$6.9	$7.1	$8.6	91%
Other Specialty Visit Revenue	$1.6	$1.1	$1.5	$—	$—	0%

Total Visits from U.S. Paid Members	553,730	462,297	304,627	309,085	384,839	44%
Paid Visits	298,258	250,182	153,296	170,225	217,387	37%
Visits from Visits-Included Members	255,472	212,115	151,331	138,860	167,452	53%
	54%	54%	50%	55%	56%
Visits from U.S. Visit Fee Only Access	51,000	—	—	—	—	0%

Total U.S. Paid Membership	20.8	19.6	19.1	15.2	14.8	41%

Total U.S Visit Fee Only Access	9.5	—	—	—	—	0%

Non-GAAP Financial Measures:

To supplement our financial information presented in accordance with generally accepted accounting principles in the United States, or U.S. GAAP, we use EBITDA and Adjusted EBITDA, which are non-U.S. GAAP financial measures to clarify and enhance an understanding of past performance. We believe that the presentation of these financial measures enhances an investor’s understanding of our financial performance. We further believe that these financial measures are useful financial metrics to assess our operating performance from period-to-period by excluding certain items that we believe are not representative of our core business. We use certain financial measures for business planning purposes and in measuring our performance relative to that of our competitors. We utilize Adjusted EBITDA as the primary measure of our performance.

EBITDA consists of net loss before interest, taxes, depreciation and amortization. We believe that making such adjustment provides investors meaningful information to understand our results of operations and the ability to analyze financial and business trends on a period-to-period basis.

Adjusted EBITDA consists of net loss before interest, taxes, depreciation, amortization, stock-based compensation and acquisition and integration related costs. We believe that making such adjustment provides investors meaningful information to understand our results of operations and the ability to analyze financial and business trends on a period-to-period basis.

We believe both financial measures are commonly used by investors to evaluate our performance and that of our competitors. However, our use of the term EBITDA and Adjusted EBITDA may vary from that of others in our industry. Neither EBITDA nor Adjusted EBITDA should be considered as an alternative to net loss before taxes, net loss, loss per share or any other performance measures derived in accordance with U.S. GAAP as measures of performance.

EBITDA and Adjusted EBITDA have important limitation as analytical tools and you should not consider them in isolation or as a substitute for analysis of our results as reported under U.S. GAAP. Some of these limitations are:

•	EBTIDA and Adjusted EBITDA do not reflect the significant interest expense on our debt;
•	EBTIDA and Adjusted EBITDA eliminate the impact of income taxes on our results of operations;
•	Adjusted EBITDA does not reflect the significant acquisition and integration related costs related to mergers and acquisitions;
•	Adjusted EBITDA does not reflect the significant non cash stock compensation expense which should be viewed as a component of recurring operating costs; and
•	other companies in our industry may calculate EBITDA and Adjusted EBITDA differently than we do, limiting the usefulness of EBITDA and Adjusted EBITDA as comparative measures.

In addition, although depreciation and amortization are non-cash charges, the assets being depreciated and amortized will often have to be replaced in the future, and EBITDA and Adjusted EBITDA do not reflect any expenditures for such replacements.

We compensate for these limitations by using EBITDA and Adjusted EBITDA along with other comparative tools, together with U.S. GAAP measurements, to assist in the evaluation of operating performance. Such U.S. GAAP measurements include gross profit, net loss, net loss per share and other performance measures.

In evaluating these financial measures, you should be aware that in the future we may incur expenses similar to those eliminated in this presentation. Our presentation of EBITDA and Adjusted EBITDA should not be construed as an inference that our future results will be unaffected by unusual or nonrecurring items.

Reconciliation of EBITDA and Adjusted EBITDA to Net Loss

(In thousands, unaudited)

	Three Months Ended
	March 31,
	2018	2017
Net loss	$(23,862)	$(15,654)
Add:
Interest expense, net	4,873	702
Income tax (benefit) provision	(103)	150
Depreciation expense	1,531	658
Amortization expense	6,722	1,949
EBITDA	(10,839)	(12,195)
Stock-based compensation	7,832	3,097
Acquisition and integration related costs	1,569	—
Adjusted EBITDA	$(1,438)	$(9,098)

Media:

Courtney McLeod

914-265-6789

cmcleod@teladoc.com

Investors:
Westwicke Partners

Jordan E. Kohnstam

Office: 443-450-4189

Jordan.kohnstam@westwicke.com